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                                                                EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Sky Financial Group, Inc. ("the Corporation") of our report dated February 16, 1999, on the Corporation's consolidated balance sheets as of December 31, 1998 and 1997 and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in the Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


                                        /s/ Crowe, Chizek and Company LLP
                                        ---------------------------------
                                        Crowe, Chizek and Company LLP


Columbus, Ohio
May 26, 1999